UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

Pyxus International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	85-2386250
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As disclosed in the Form 8-K12G3 of Pyxus International, Inc. (the “Company”) filed on August 24, 2020, the Company’s Bylaws (the “Bylaws”) provide that, in order for a shareholder to nominate one or more persons for election as a director at the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”), or to properly present any other business for consideration at the 2021 Annual Meeting, written notification of the shareholder’s intent to do so, including all information required under the Bylaws, must be given, either by personal delivery or by United States mail, postage prepaid, to, and received by, the Secretary of the Company not later than the later of one hundred twenty (120) days before the date of the 2021 Annual Meeting and the tenth (10th) day following the day on which public announcement of the date of the 2021 Annual Meeting is first made by the Company. On May 14, 2021, the Company issued a press release announcing that the 2021 Annual Meeting will be held on August 19, 2021, which press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein. Accordingly, any such notification by a shareholder with respect to the 2021 Annual Meeting must be given by such shareholder and received by the Secretary of the Company no later than May 24, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release dated May 14, 2021

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2021

PYXUS INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr.
Senior Vice President – Chief Legal Officer and Secretary

2